EXHIBIT 4



THIS SECURITY AND THE SECURITIES INTO WHICH IT MAY BE CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED OTHER THAN TO AFFILIATES OF THE HOLDER HEREOF UNLESS AND UNTIL REGISTERED UNDER THE ACT OR IN AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION.

                                 PROMISSORY NOTE


$2,700,000.00                                                  November __, 1999

         FOR VALUE RECEIVED, UGLY DUCKLING CAR SALES, INC., an Arizona corporation ("Maker"), promises to pay to the order of FRESH START CREDIT CORP., a Virginia corporation ("Holder"), or such other address as may be designated by Holder, the principal sum of TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS ($2,700,000.00) in lawful money of the United States.

         This Promissory Note is payable as follows:

         1. Payments and Interest. The principal amount of this Promissory Note shall be payable in ten (10) equal installments in the amount of Two Hundred Seventy Thousand Dollars ($270,000) plus accrued interest. Interest shall accrue on the unpaid principal at the rate of seven and one-half percent (7.5%) per annum. The principal amount and accrued interest shall be payable monthly commencing on thirty (30) days after the Closing date, and continuing on the same day each month thereafter until the end of the Promissory Note. In any event, the entire principal balance together with accrued and unpaid interest shall become due and payable on September 1, 2000 ("Maturity Date"). If payment is five (5) days or more late, Maker shall pay a "late fee" equal to five percent (5%) of the amount of that payment. This late fee may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to the Holder.

         2. Assignment. This Promissory Note may not be assigned without the express written consent of the Holder.

         3. Prepayment. This Promissory Note may be prepaid, in whole or in part, at any time prior to the Maturity Date, without penalty to Maker.

         4. Event of Default. Other than as stated in paragraph 1, the failure of Maker to pay or perform any of Maker's liabilities or obligations to Holder under this Promissory Note which failure shall remain uncured for five (5) days after Maker's receipt of notice of such failure shall constitute an event of default (an "Event of Default") under the Promissory Note.

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

         5. Conversion. Upon the occurrence of an Event of Default, the Promissory Note shall be convertible into Parent common stock ("Convertible Common Stock"). Holder will receive that number of shares of Convertible Common Stock which is the lesser of (a) the product of the outstanding principal balance of the Promissory Note plus accrued interest and conversion costs as of the Default Date, divided by the closing sales price of the Maker's Common Stock on the National Market (or such other exchange or market as it may then be traded) as of the Default Date, or (b) the product of $4,050,000, divided by the closing sale price of the Common Stock on the National Market as of the closing date of the Agreement of Purchase and Sale of Assets dated November 7, 1999 by and between Maker and Holder.

         6. Registration of Convertible Common Stock. Maker has filed a registration statement on Form S-3 prior to the execution of this Promissory Note which covers the resale of the Convertible Common Stock by the Holder and has caused such registration statement to become effective. As of the date hereof and as of the date of any conversion into Common Stock, Holder represents and warrants to Maker that (a) it is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act of 1933 and is knowledgeable and experienced in evaluating business opportunities and making investment decisions; and (b) Holder has reviewed Maker's periodic reports filed pursuant to the Securities Act of 1934 which includes information pertaining to Maker's Common Stock, and has an opportunity to ask questions of and has received answers from Maker regarding these reports and the affairs and prospects of Maker.

         7 Notice. Any notice to Maker provided for in this Promissory Note shall be given by mailing such notice by certified mail addressed to Ugly Duckling Corporation, 2525 East Camelback Road, Suite 500, Phoenix, Arizona 85016, Attention: Jon D. Ehlinger, Esq., or to such other address as Maker may designate by written notice to Holder. Any notice to Holder shall be given by mailing such notice by certified mail, return receipt requested, to Holder at the address stated in the first paragraph of this Promissory Note with a copy to Barbara Picard, Esq., Cawthorn, Picard & Rowe, P.C., 8310 Midlothian Turnpike, Richmond, Virginia 23235, or at such other address as may have been designated by notice to Maker.

         8. Waiver. Neither Maker nor Holder shall by any act of commission or omission be deemed to waive any of their respective rights or remedies hereunder unless such waiver be in writing and signed by the party to be bound thereby, and then only to the extent specifically set forth therein; a waiver of one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. Notwithstanding anything to the contrary in this Section, Maker hereby waives presentment, demand, protest or other notice of any kind in the collection of this Promissory Note and in filing suit hereon.

         9. Expenses. Maker shall pay the reasonable attorney's fees and costs incurred by Holder in connection with the successful enforcement or protection of his rights under this Promissory Note.

         10. Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF VIRGINIA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISIONS OR RULE (WHETHER OF THE

                                      4-2

STATE OF VIRGINIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF VIRGINIA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF VIRGINIA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS NOTE, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

         11. Counterparts. This Promissory Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. Headings. The headings of the Sections of this Promissory Note are for convenience and shall not by themselves determine the interpretation of this Promissory Note.

         IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be executed as of the date above set forth, and, if executed by a corporation, association, or partnership, by officers or partners thereof, properly authorized in accordance with the enabling instruments of such entity, and a duly-adopted resolution of the governing body of such entity.

                                     MAKER:

                           UGLY DUCKLING CAR SALES, INC., an Arizona corporation


                           By:
                           Name:
                           Title:


                           ACCEPTED AND AGREED TO:

                           FRESH START CREDIT CORP., a Virginia corporation


                           By:
                           Name:
                           Title:


                                      4-3

The undersigned hereby agrees to unconditionally and irrevocably guarantee the payment of the amounts due and the performance of the obligations of Maker under this Promissory Note.


UGLY DUCKLING CORPORATION

By:_____________________________
Name:__________________________
Its:_____________________________